SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): November 13, 2003

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Boulevard
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Exhibit Index on Page 5

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 20.1
EXHIBIT 20.2
EXHIBIT 99.1
EXHIBIT 99.2

Item 2. Acquisition or Disposition of Assets.

     On November 13, 2003, Emulex Corporation completed the cash tender offer by Aviary Acquisition Corp., its wholly owned subsidiary, to acquire all outstanding shares of Vixel Corporation for $10.00 net per share, without interest. Approximately 23,895,880 shares (including approximately 2,041,716 shares subject to guaranteed delivery) of Vixel’s common stock (including the associated preferred stock purchase and other rights), representing approximately 91.6 percent of Vixel’s outstanding common stock, and 2,947,650 shares of Vixel’s Series B convertible preferred stock, representing all of Vixel’s outstanding preferred stock, were tendered in the offer. Through its wholly owned subsidiary, Emulex accepted for payment all validly tendered shares.

     On November 17, 2003, Emulex completed its acquisition of Vixel by means of a short-form merger of Aviary Acquisition Corp., with and into Vixel. As a result of such merger, each outstanding share of Vixel common stock (other than shares owned by Vixel and Aviary Acquisition Corp., which were canceled, and Shares held by Vixel shareholders who properly exercise their dissenter’s rights under Delaware law), represents only the right to receive $10.00 per share in cash. Immediately prior to the merger, Aviary Acquisition Corp. held more than 90% of the outstanding shares of common stock of Vixel.

     As a result of the merger, each option outstanding to purchase shares of Vixel common stock was automatically converted into an option to acquire the number of whole shares of the Emulex common stock equal to the number of shares of Vixel common stock that were issuable upon exercise of such Vixel option immediately prior to the date of the merger, multiplied by an exchange ratio of 0.363266492 (the “Exchange Ratio”). Emulex has reserved an aggregate of 2,203,903 shares of its common stock for issuance upon exercise of such options. The exercise price of these options equals the exercise price per share of the Vixel option divided by the Exchange Ratio.

     On November 13, 2003, Emulex issued a press release regarding the completion of its tender offer for the outstanding shares of Vixel, which is provided as Exhibit 99.1 hereto. On November 17, 2003, Emulex issued a press release regarding completion of the acquisition of Vixel, which is provided as Exhibit 99.2 hereto.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Vixel Corporation

The financial information required by this item will be filed by amendment within 60 days of November 28, 2003.

(b) Pro Forma Financial Information.

The financial information required by this item will be filed by amendment within 60 days of November 28, 2003.

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 8, 2003 by and among Emulex Corporation, Aviary Acquisition Corp. and Vixel Corporation.
2.2	Certificate of Ownership and Merger of Aviary Acquisition Corp. with and into Vixel Corporation, as filed with the Delaware Secretary of State on November 17, 2003.
20.1	Notice of Merger of Aviary Acquisition Corp., a wholly owned subsidiary of Emulex Corporation, with and into Vixel Corporation, dated November 21, 2003.
20.2	Information Statement regarding the Merger of Aviary Acquisition Corp., a wholly owned subsidiary of Emulex Corporation, with and into Vixel Corporation, dated November 21, 2003.
99.1	Press Release dated November 13, 2003 entitled “Emulex Completes Tender Offer for Acquisition of Vixel at $10.00 per share.”
99.2	Press Release dated November 17, 2003 entitled “Emulex Completes Acquisition of Vixel.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)
Date: November 28, 2003	By:	/s/ PAUL FOLINO

Paul Folino, Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description	Sequential Page Number

2.1	Agreement and Plan of Merger, dated as of October 8, 2003 by and among Emulex Corporation, Aviary Acquisition Corp. and Vixel Corporation	6
2.2	Certificate of Ownership and Merger of Aviary Acquisition Corp. with and into Vixel Corporation, as filed with the Delaware Secretary of State on November 17, 2003.	75
20.1	Notice of Merger of Aviary Acquisition Corp., a wholly owned subsidiary of Emulex Corporation, with and into Vixel Corporation, dated November 21, 2003.	83
20.2	Information Statement regarding the Merger of Aviary Acquisition Corp., a wholly owned subsidiary of Emulex Corporation, with and into Vixel Corporation, dated November 21, 2003.	84
99.1	Press Release dated November 13, 2003 entitled “Emulex Completes Tender Offer for Acquisition of Vixel at $10.00 per share.”	102
99.2	Press Release dated November 17, 2003 entitled “Emulex Completes Acquisition of Vixel.”	104

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